Exhibit 10.70

INDEMNIFICATION AGREEMENT
THIS AGREEMENT ("Agreement"), which provides for indemnification, expense advancement and other rights under the terms and conditions set forth, is made and entered into this ____ day of ______________, 2016 between Nuvel Holdings, Inc., a Florida corporation (the "Company"), and ___________________________ ("Indemnitee").
RECITALS
WHEREAS, Indemnitee is serving as a ____________________ of the Company, and as such is performing a valuable service for the Company; and
WHEREAS, competent and experienced persons are reluctant to serve corporations as directors or officers or in other fiduciary capacities at the request of their companies unless they are provided with adequate protection from claims and actions against them arising out of their service to the corporation; and
WHEREAS, the Board of Directors has determined that the ability to attract and retain qualified persons to serve as directors and officers is in the best interests of the Company and its stockholders, and that the Company should act to assure such persons that there will be adequate rights to advancement and indemnification in respect of such claims; and
WHEREAS, Section 607.0850 of the Florida Business Corporation Act permits the Company to indemnify and advance defense costs to its officers and directors and to indemnify and advance expenses to persons who serve at the request of the Company as directors, officers, employees, or agents of other corporations or enterprises; and
WHEREAS, the Company desires to have Indemnitee continue to serve in an Official Capacity (as defined below), and Indemnitee desires to continue so to serve the Company, provided, and on the express condition, that Indemnitee is furnished with the indemnity, advancement, and other rights set forth in this Agreement;
AGREEMENT
Now, therefore, in consideration of Indemnitee's continued service to the company in Indemnitee's Official Capacity, the parties hereto agree as follows:
1.      Definitions. For purposes of this Agreement:
(a)      "Applicable Law" means the corporate law governing the affairs of the Company at the time of the events giving rise to the applicable claim for indemnification hereunder.  Such Applicable Law shall initially be the Florida Business Corporation Act; provided, however, such Applicable Law may be the corporate laws of another state should the Company change its state of incorporation (e.g., the Delaware Business Corporation Act should the Company change its state of incorporation to Delaware).
(b)      "Change of Control" means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 5.01 of Current Report on Form 8-K (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, a Change of Control shall be deemed to have occurred if after the Effective Date (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage; (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

(c)      "Disinterested Director" means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification or advancement of expenses is sought by Indemnitee.
(d)      "Effective Date" means the date first above written.
(e)      "Expenses" include all direct and indirect costs including, but not limited to, reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, advisory fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, bond premiums, the costs of collecting, processing, producing, and hosting electronic materials and documents, and all other disbursements or expenses of the types customarily incurred in connection with investigating, prosecuting, defending (or preparing to investigate, prosecute, or defend) a Proceeding, or being or preparing to be a witness in a Proceeding.
(f)      "Official Capacity" means Indemnitee's corporate status as an officer or director and any other fiduciary capacity in which Indemnitee serves the Company, its subsidiaries and affiliates, or any other entity or enterprise (including an employee benefit plan) which Indemnitee serves in such capacity at the request of the Company's CEO, its Board of Directors or any committee of its Board of Directors.  "Official Capacity" also refers to actions that Indemnitee takes or does not take while serving in such capacity, including without limitation actions taken or not taken relating to the consideration, approval and execution of the OrangeHook Merger Agreement, and the consummation of the transactions contemplated thereby.
(g)      "OrangeHook Merger Agreement" means that certain Agreement and Plan of Merger, dated as of July 1, 2016 and amended October 14, 2016, by and among OrangeHook, Inc., a Minnesota corporation, the Company, and OH Acquisition Corp., a Minnesota corporation and wholly-owned subsidiary of the Company.
(h)      "Proceeding" includes any actual or threatened inquiry, investigation, action, suit, arbitration or other proceeding, whether civil, criminal, administrative, or investigative, whether or not initiated prior to the Effective Date, except a proceeding initiated by an Indemnitee pursuant to Section 6(a) to enforce his or her rights under this Agreement.  "Proceeding" also includes any corporate internal investigation from and after the time in which the Indemnitee has received or is entitled to receive the warning mandated in Upjohn Co. v. United States, 449 U.S. 383 (1981).
2.      Indemnification.
(a)      General.  Except as otherwise provided in this Agreement, the Company shall indemnify Indemnitee to the fullest extent permitted by the Applicable Law as such law may from time to time be amended.  Indemnitee shall be entitled to the indemnification provided in this Section if, by reason of his or her Official Capacity, Indemnitee is a party or is threatened to be made a party to any Proceeding or by reason of anything done or not done by Indemnitee in his or her Official Capacity. The Company shall indemnify Indemnitee against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf of Indemnitee in any Proceeding, and Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding.
(b)      Exceptions. Indemnitee is not entitled to indemnification:
i.      to the extent such indemnification is prohibited by the Applicable Law or the public policies of the state of the Applicable Law, the United States of America, or agencies of any governmental authority in any jurisdiction governing the matter in question;
ii.     in connection with any Proceeding, or part thereof (including claims and permissive counterclaims) voluntarily initiated by Indemnitee and not by way of defense, except a judicial proceeding to enforce or interpret rights under this Agreement, unless the Proceeding (or part thereof) was authorized by the Board of Directors of the Company;

iii.    with respect to any a judicial proceeding to enforce rights under this Agreement or interpret rights under this Agreement, if a court of competent jurisdiction determines that the material assertions made by Indemnitee in such proceeding were not made in good faith or were frivolous;
iv.    for any expenses or liabilities to the extent that such expenses or liabilities have been paid directly to Indemnitee by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Company; or
v.     for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.
3.      Advancement of Expenses.
(a)      General. Except as otherwise provided in this Agreement, the Company shall advance Expenses to Indemnitee to the fullest extent permitted by the Applicable Law as such law may from time to time be amended.  Indemnitee shall be entitled to the advancement provided in this Section if by reason of his or her Official Capacity, Indemnitee is a party or is threatened to be made a party to any Proceeding or by reason of anything done or not done by Indemnitee in his or her Official Capacity. The Company shall make advances required by the Agreement within 30 days following written claim for Expenses incurred or paid by an Indemnitee in respect of the Proceeding.
(b)      Undertaking in Connection with Request for Advancement. As a condition precedent to the Company's advancement of Expenses to Indemnitee, Indemnitee shall provide the Company with (a) a written claim for Expenses incurred or paid by an Indemnitee in respect of the Proceeding and (b)  an undertaking, in substantially the form attached as Exhibit 1, by or on behalf of Indemnitee to reimburse such amount if it is finally determined, after all appeals to a court of competent jurisdiction are exhausted, that Indemnitee is not entitled to be indemnified against such Expenses by the Company as provided by this Agreement or otherwise. Indemnitee's undertaking to reimburse any such amounts is not required to be secured.  In making a written claim for advancement, Indemnitee need not submit to the Company information that counsel for Indemnitee deems is privileged and exempt from compulsory disclosure in any proceeding.
4.      Intentionally Omitted.
5.      Indemnification for Expenses Incurred in Serving as a Witness.
Notwithstanding any other provisions of this Agreement, Indemnitee shall be entitled to indemnification and advancement against all Expenses reasonably incurred for serving as a witness by reason of Indemnitee's Official Capacity in any Proceeding with respect to which Indemnitee is not a party.
6.      Indemnification Procedures.
(a)      Procedure.  The Company shall make any indemnification and advances provided under Sections 2, 3 and 5 no later than 30 days after receipt of written request of Indemnitee.  If the Company does not pay in full a claim under this Agreement within 30 days after a written request for payment has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim, and Indemnitee will also be entitled to advances by the Company for the expenses (including reasonable attorney fees and expenses) of bringing such claim.  It will be a defense to such action  that Indemnitee has not met the standards of conduct which make it permissible under Applicable Law or this Agreement for the Company to indemnify Indemnitee for the claimed amount, but the burden of proving such defense will be on the Company. Indemnitee will be entitled to receive interim payments of Expenses pursuant to Section 3(a) and expenses pursuant to this Section 6(a) until such defense is adjudicated by court order or judgment.  If it is determined that Indemnitee is not entitled to be indemnified against the unpaid claim, in addition to any reimbursement obligations of the Indemnitee pursuant to Section 3(b) hereof, the Indemnitee will reimburse the Company for any expenses (including reasonable attorney fees and expenses) paid by the Company to Indemnitee with respect to the action, suit or proceeding brought by the Indemnitee against the Company to enforce payment of the unpaid claim.

(b)      Notice to Insurers. If, at the time of the receipt of a notice of claim pursuant to Section 3(a) and (b) or Section 6(a), the Company has director and officer liability insurance coverage in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.
7.      Intentionally Omitted.
8.      Continuation of Obligation of Company. All agreements and obligations of the Company contained in this Agreement shall continue during the period of Indemnitee's Official Capacity and shall continue thereafter with respect to any Proceedings based on or arising out of Indemnitee's Official Capacity. This Agreement will be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law).
9.      Notification and Defense of Claim.  Promptly after receipt by Indemnitee of notice of any Proceeding, Indemnitee shall notify the Company in writing of the existence thereof; but Indemnitee's failure so to notify the Company will not relieve the Company from any liability that it may have to Indemnitee.  Notwithstanding any other provision of this Agreement, with respect to any such Proceeding of which Indemnitee notifies the Company:
(a)      Except as otherwise provided in this Section 9(b), to the extent that it may wish, the Company may, separately or jointly with any other indemnifying party, assume the defense of the Proceeding.  After notice from the Company to Indemnitee of its election to assume the defense of the Proceeding, the Company shall not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee except as otherwise provided below.  Indemnitee shall have the right to employ Indemnitee's own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably determined that there is a conflict of interest between the Company and Indemnitee in the conduct of the defense of the Proceeding, and such determination is supported by an opinion of qualified legal counsel addressed to the Company, or (iii) the Company shall not within sixty (60) calendar days of receipt of notice from Indemnitee in fact have employed counsel to assume the defense of the Proceeding.
(b)      The Company is not entitled to assume the defense of any Proceeding brought by or on behalf of the Company, or as to which Indemnitee shall have made the determination provided for in subparagraph (a)(ii) above.
(c)      Regardless of whether the Company has assumed the defense of a Proceeding, the Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company's written consent, and the Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on, or require any payment from, Indemnitee without Indemnitee's written consent.  Neither the Company nor Indemnitee may unreasonably withhold its consent to any proposed settlement.
(d)      Until the Company receives notice of a Proceeding from Indemnitee, the Company shall have no obligation to indemnify or advance Expenses to Indemnitee as to Expenses incurred prior to Indemnitee's notification of Company.

10.      Separability; Prior Indemnification Agreements.
(a)      If any provision of this Agreement is held to be invalid, illegal, or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not by themselves invalid, illegal or unenforceable) will not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) are to be construed so as to give effect to the intent of the parties that the Company provide protection to Indemnitee to the fullest enforceable extent provided for in this Agreement.
(b)      Indemnitee's rights of indemnification and to receive advancement of Expenses under this Agreement are not exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Company's Bylaws, any other agreement, a vote of stockholders or a resolution of directors, or otherwise. The entry by Indemnitee into this Agreement, and the terms of this Agreement do not, change, limit, or affect in any respect, or terminate, any other agreements between Indemnitee and the Company.
11.      Nonattribution of Actions of Any Indemnitee to Any Other Indemnitee.  For purposes of determining whether Indemnitee is entitled to indemnification or advancement of Expenses by the Company under this Agreement or otherwise, no action or inaction of any other indemnitee or group of indemnitees may be attributed to Indemnitee.
12.      Insurance.
(a)      In all policies of director and officer liability insurance purchased by Company, the Company shall cause Indemnitee to be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's officers and directors (other than in the case of an independent director liability insurance policy if Indemnitee is not an independent or outside director).  Company shall promptly notify Indemnitee of any good faith determination not to provide such coverage or of any lapse or termination of any such policy.
(b)      Insurance Upon a Change of Control.  In the event of and immediately upon a Change of Control, Company (or any successor to the interests of Company by way of merger, sale of assets, or otherwise) shall be obligated to continue, procure, and otherwise maintain in effect for a period of six (6) years from the date on which such Change of Control is effective a policy or policies of insurance (which may be a "tail" policy) (the "Change of Control Coverage") providing Indemnitee with coverage for losses from alleged wrongful acts occurring on or before the effective date of the Change of Control.   If such insurance is in place immediately prior to the Change of Control, then the Change of Control Coverage shall contain limits,  retentions or deductibles, terms and exclusions that are no less favorable to Indemnitee than those set forth above.  Each policy evidencing the Change of Control Coverage shall be non-cancellable by the insurer except for non-payment of premium.  No such policy shall contain any provision that limits or impacts adversely any right or privilege of Indemnitee given by this Agreement.
13.      Headings; References; Pronouns. The headings of the sections of this Agreement are inserted for convenience only; they do not constitute part of this Agreement or affect the meaning thereof. References herein to section numbers are to sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as appropriate.
14.      Prior Acts.  This Agreement shall not be interpreted to provide indemnification for any past acts of the Indemnitee, except for actions taken or not taken relating to the consideration, approval and execution of the OrangeHook Merger Agreement, and the consummation of the transactions contemplated thereby.

15.      Other Provisions
(a)      This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced as evidence of the existence of this Agreement.
(b)      This Agreement is not an employment agreement between the Company and Indemnitee, and nothing in this Agreement obligates the Company to continue Indemnitee in Indemnitee's Official Capacity.
(c)      Upon a payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of Indemnitee to recover against any person for such liability, and Indemnitee shall execute all documents and instruments required and shall take such other actions as may be necessary to secure such rights, including the execution of such documents as may be necessary for the Company to bring suit to enforce such rights.
(d)      No supplement, modification, or amendment of this Agreement will be binding unless executed in writing signed by both parties hereto. No waiver of any of the provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar). A waiver made in a signed writing on one occasion is effective only in that instance and does not constitute a waiver on any future occasion or instance.
(e)      The Company agrees to stipulate in any court or before any arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary.
(f)      Indemnitee's rights under this Agreement shall extend to Indemnitee's spouse, members of Indemnitee's immediate family, and Indemnitee's representative(s), guardian(s), conservator(s), estate, executor(s), administrator(s), and trustee(s), (all of whom are referred to as "Related Parties"), as the case may be, to the extent a Related Party or a Related Party's property is subject to a Proceeding by reason of Indemnitee's Official Capacity.
(g)      To the extent that Indemnitee (i) pays Expenses that the Company is obligated to but does not advance, or (ii) incurs expense, liability, or loss for which the Company is obligated to indemnify Indemnitee, Indemnitee will be subrogated to the Company's rights of recovery against any insurance carrier or other source to the same extent as if the Company had paid such Expense, liability, or loss or advanced such expense under this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.
The Company

By  _______________________________________
Its  _______________________________________
      _______________________________________
      Indemnitee

EXHIBIT 1
UNDERTAKING TO REPAY INDEMNIFICATION EXPENSES
I ______________________________________, agree to reimburse the Company for all expenses advanced to me or for my benefit by the Company for my defense in any civil or criminal action, suit, or Proceeding, in the event and to the extent that it shall ultimately be determined that I am not entitled to be indemnified by the Company for such expenses.
Signature  ________________________________
Typed Name ______________________________
Office ___________________________________